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EXHIBIT 21


                         SUBSIDIARIES OF INNOVEDA, INC.

NAME OF SUBSIDIARY                       STATE OR JURISDICTION OF INCORPORATION
------------------                       --------------------------------------

First-to-Market, Inc.                                Delaware
Innoveda Finland Oy                                  Finland
Innoveda Foreign Sales Corp.                         Barbados
Innoveda GmbH                                        Germany
Innoveda Israel Ltd.                                 Israel
Innoveda KK                                          Japan
Innoveda Korea Holdings, Inc.                        Delaware
Innoveda Limited                                     United Kingdom
Innoveda SARI                                        France
Innoveda SRL                                         Italy
Transcendent Design Technology Inc.                  Delaware
Innoveda Minnesota Holdings, Inc.                    Delaware
Summit Design GmbH                                   Germany
PADS Software, Inc.                                  Delaware
Summit Design SARL                                   France


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